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                                                                     EXHIBIT 11

                                AMERIKING, INC.
                              CALCULATION OF EPS

                                                                                 Dec. 30, 1997 to       Dec. 31, 1996 to
                                                                                  Mar. 30, 1998          March 31 1997
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                  (304,000)              (638,000)
Earnings available to stockholders
Dividends
   Preferred Stock                                                                       (113,000)              (113,000)
   Senior Preferred Stock                                                              (1,131,000)              (986,000)
Amortization of issuance costs                                                            (30,000)               (30,000)
                                                                                 ----------------       ----------------
Income (loss) befor extraordinary item available to common stockholders                (1,578,000)            (1,767,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)                     -                      -
                                                                                 ----------------       ----------------
Income (loss) available to common stockholders                                         (1,578,000)            (1,767,000)

Weighted average number of common shares                                                  902,992                893,290
Dilutive effect of options and warrants                                                        -                      -
                                                                                 ----------------       ----------------
Weighted average number of common shares outstanding - basic                              902,992                893,290

Net income (loss) per common share before extraordinary item - basic                        (1.75)                 (1.98)
Extraordinary item - basic                                                                     -                      -
                                                                                 ----------------       ----------------
Net income (loss) per common share - basic                                                  (1.75)                 (1.98)

Net income (loss) per common share before extraordinary item - diluted                      (1.75)                 (1.98)
Extraordinary item - diluted                                                                   -                      -
                                                                                 ----------------       ----------------
Net income (loss) per common share - diluted                                                (1.75)                 (1.98)

Weighted average number of common shares basic:
   Original shares                                                                        863,290                863,290
   Option shares                                                                            9,702                     -
   Warrant shares                                                                              -                      -
   Common stock units                                                                      30,000                 30,000
                                                                                 ----------------       ----------------
Total                                                                                     902,992                893,290

Weighted average number of common shares - diluted
   Original shares                                                                        863,290                863,290
   Option shares                                                                            9,702                     -
   Warrant shares                                                                              -                      -
   Common stock units                                                                      30,000                 30,000
                                                                                 ----------------       ----------------
Total                                                                                     902,992                893,290

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